U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: July 14, 2008


                            APPLIED NANOSCIENCE INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


           Nevada                         000-53090                47-0880782
____________________________        _____________________       ________________
(State or other jurisdiction        (Commission file no.)       (IRS employer of
       Incorporation)                                           Identification)


                          1902 Wright Place, Suite 200
                               Carlsbad, CA 92008
                  ____________________________________________
                    (Address of Principal Executive Offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 14, 2008, Applied Nanoscience, Inc. (sometimes the "Company") entered into an Agreement and Plan of Merger and Reorganization ("Agreement") with Emergency Filtration Products, Inc. ("EFP"), together with Applied Acquisition Sub, Inc. (a newly created Nevada corporation and wholly owned subsidiary of the Company), to combine the two companies in an all stock transaction. The Agreement is subject to: (1) the completion of conditions precedent to closing;
(2) obtaining approval of the merger by shareholders of each company, and; (3) a registration statement becoming effective.

The terms of the Agreement call for us to issue approximately 36,586,287 shares of our common stock and 18,293,143 warrants for the purchase of additional shares in exchange for the approximately 47,514,658 outstanding shares of EFP. The EFP shareholders will receive 0.77 shares of our common stock for every one share of EFP, plus one warrant to purchase .385 shares of our common stock. The ratio is designed so that EFP shareholders will own approximately 62% of the combined resulting company, prior to any adjustments for warrant exercise or future financings. We have 24,315,569 shares issued and outstanding as of today and we are obligated to issue not to exceed 9,325,067 warrants to purchase additional shares of common stock at $.50 per share. The warrants expire at various dates prior to March 14, 2010.

The terms and conditions of the Agreement as described above are qualified, in its entirety, by the Agreement attached as Exhibit 2.1.

We have a licensing agreement for military applications, surgical masks and and environmental face masks with EFP which has initiated manufacturing of its NanoMask(TM) incorporating our proprietary silver antimicrobial nanoparticle technology (NanoFense TM). This is a surgical mask, enhanced with nanoparticles, designed to reduce airborne pathogens on contact for diverse medical uses. The product utilizes a hydrophobic filter medium able to capture and isolate bacterial and viral microorganisms with very high efficiencies. The mask is a disposable, single-use product using our licensed technology. This timely product has considerable international potential as a personal protection mask and domestically for hospital personal.

We believe that the business combination will produce a number of significant reoccurring cost savings by creating a single business entity whose products and intellectual property portfolio will facilitate access to the capital markets and to commercialize the technology into significant consumer market segments.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

   2.1 Agreement and Plan of Merger and Reorganization among: Applied Nanoscience Inc., a Nevada corporation, Applied Acquisition Sub, Inc. a Nevada corporation; and Emergency Filtration Products, Inc., a Nevada corporation - Dated as of July 14, 2008.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           APPLIED NANOSCIENCE INC.





 Date:  July 16, 2008                      By: /s/ THOMAS K. ALLEN
                                               ___________________________
                                                   Thomas K. Allen
                                                   President and Director